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EXHIBIT 23
TO
FORM 10-K FOR 1998




CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Convergys Corporation on Form S-8 (File No. 333-69633) of our report dated February 18, 1999 on our audits of the consolidated financial statements and financial statement schedules of Convergys Corporation as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers  LLP


PricewaterhouseCoopers  LLP
Cincinnati, Ohio
March 26, 1999